Exhibit 32.01
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Thomas J. Reilly, the President and Chief Executive Officer of ArcSight, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
     (i) the Quarterly Report on Form 10-Q for the period ended October 31, 2009 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 8, 2009	By:	/s/ Thomas J. Reilly
Thomas J. Reilly
President and Chief Executive Officer (Principal Executive Officer)